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                   -------------------------------------------------
                            LOAN AND SECURITY AGREEMENT


                   -------------------------------------------------

                           BANKBOSTON RETAIL FINANCE INC.
                                     THE LENDER

                   -------------------------------------------------







                               PAPER WAREHOUSE, INC.
                                        AND
                         PAPER WAREHOUSE FRANCHISING, INC.
                                    THE BORROWER
                   -------------------------------------------------






                                    June 7, 1999



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

                                 TABLE OF CONTENTS
ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
ARTICLE II - THE REVOLVING CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . 24
     2.1 ESTABLISHMENT OF REVOLVING CREDIT. . . . . . . . . . . . . . . . . . . . .24
     2.2 ADVANCES IN EXCESS OF BORROWING BASE. . . . . . . . . . . . . . . . . . . 25
     2.3 RISKS OF VALUE OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . 25
     2.4 LOAN REQUESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     2.5 MAKING OF LOANS UNDER REVOLVING CREDIT. . . . . . . . . . . . . . . . . . 28
     2.6 THE LOAN ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     2.7 THE REVOLVING CREDIT NOTE . . . . . . . . . . . . . . . . . . . . . . . . 30
     2.8 PAYMENT OF THE LOAN ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . 30
     2.9 INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     2.10 COMMITMENT FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     2.11. FACILITY FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.12. LINE (UNUSED) FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.13. EARLY TERMINATION FEE . . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.14. CONCERNING FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     2.15. LENDER'S DISCRETION . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     2.16. PROCEDURES FOR ISSUANCE OF L/C'S. . . . . . . . . . . . . . . . . . . . 36
     2.17. FEES FOR L/C'S. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     2.18. CONCERNING L/C'S. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     2.19. INCREASED COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
ARTICLE  3. CONDITIONS PRECEDENT:. . . . . . . . . . . . . . . . . . . . . . . . . 41
     3.1. CORPORATE DUE DILIGENCE. . . . . . . . . . . . . . . . . . . . . . . . . 41
     3.2. OPINION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     3.3. LANDLORD WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     3.4. ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     3.5. OFFICERS' CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . 42
     3.6. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . 43
     3.7. MINIMUM EXCESS AVAILABILITY. . . . . . . . . . . . . . . . . . . . . . . 43
     3.8. ALL FEES AND EXPENSES PAID . . . . . . . . . . . . . . . . . . . . . . . 43
     3.9. NO SUSPENSION EVENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     3.10 NO ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
ARTICLE  4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:. . . . . . . . . . 44
     4.1. PAYMENT AND PERFORMANCE OF LIABILITIES . . . . . . . . . . . . . . . . . 44
     4.2. DUE ORGANIZATION - CORPORATE AUTHORIZATION - NO CONFLICTS. . . . . . . . 44
     4.3. TRADE NAMES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     4.4. INFRASTRUCTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     4.5. YEAR 2000 COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     4.6. LOCATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     4.7. TITLE TO ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     4.8. INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     4.9. INSURANCE POLICIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     June 7, 1999

                                       ii


     4.10. LICENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     4.11. LEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     4.12. REQUIREMENTS OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     4.13. MAINTAIN PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     4.14. PAY TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     4.15. NO MARGIN STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     4.16. ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     4.17. HAZARDOUS MATERIALS . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     4.18. LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     4.19. DIVIDENDS OR INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . . 56
     4.20. LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     4.21. PROTECTION OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . 57
     4.22. LINE OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     4.23. AFFILIATE TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 58
     4.24. ADDITIONAL ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . 58
     4.25. ADEQUACY OF DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . 59
     4.26. OTHER COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS: . . . . . . . . . . . . 60
     5.1. MAINTAIN RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     5.2. ACCESS TO RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     5.3. IMMEDIATE NOTICE TO LENDER . . . . . . . . . . . . . . . . . . . . . . . 62
     5.4. BORROWING BASE CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . 64
     5.5. WEEKLY REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     5.6. MONTHLY REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     5.7. QUARTERLY REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     5.8. ANNUAL REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     5.9. OFFICERS' CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . 67
     5.10. INVENTORIES, APPRAISALS, AND AUDITS . . . . . . . . . . . . . . . . . . 67
     5.11. ADDITIONAL FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . 69
     5.12. FINANCIAL PERFORMANCE COVENANTS . . . . . . . . . . . . . . . . . . . . 70
ARTICLE  6 - USE AND COLLECTION OF COLLATERAL: . . . . . . . . . . . . . . . . . . 71
     6.1. USE OF INVENTORY COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . 71
     6.2. INVENTORY QUALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     6.3. ADJUSTMENTS AND ALLOWANCES . . . . . . . . . . . . . . . . . . . . . . . 71
     6.4. VALIDITY OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     6.5. NOTIFICATION TO ACCOUNT DEBTORS. . . . . . . . . . . . . . . . . . . . . 72
ARTICLE  7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:. . . . . . . . . . . . . . . 72
     7.2. CREDIT CARD RECEIPTS . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     7.3. THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS . . . . . . . . . . . 73
     7.4. PROCEEDS AND COLLECTION OF ACCOUNTS. . . . . . . . . . . . . . . . . . . 74
     7.5. PAYMENT OF LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . 75
     7.6. THE OPERATING ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . . 76
ARTICLE  8 - GRANT OF SECURITY INTEREST: . . . . . . . . . . . . . . . . . . . . . 76
     8.1. GRANT OF SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . . . . 77
     8.2. EXTENT AND DURATION OF SECURITY INTEREST . . . . . . . . . . . . . . . . 78
     June 7, 1999

                                       iii


ARTICLE 9 - LENDER AS BORROWER'S ATTORNEY-IN-FACT: . . . . . . . . . . . . . . . . 78
     9.1. APPOINTMENT AS ATTORNEY-IN-FACT. . . . . . . . . . . . . . . . . . . . . 78
     9.2.  NO OBLIGATION TO ACT. . . . . . . . . . . . . . . . . . . . . . . . . . 79
ARTICLE 10 - EVENTS OF DEFAULT:. . . . . . . . . . . . . . . . . . . . . . . . . . 80
     10.1. FAILURE TO PAY REVOLVING CREDIT . . . . . . . . . . . . . . . . . . . . 80
     10.2. FAILURE TO MAKE OTHER PAYMENTS. . . . . . . . . . . . . . . . . . . . . 80
     10.3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). . . . . . . 80
     10.4. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD) . . . . . . . . 81
     10.5. MISREPRESENTATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
     10.6. ACCELERATION OF OTHER DEBT. BREACH OF LEASE . . . . . . . . . . . . . . 81
     10.7. DEFAULT UNDER OTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 81
     10.8. UNINSURED CASUALTY LOSS . . . . . . . . . . . . . . . . . . . . . . . . 82
     10.9. JUDGMENT.  RESTRAINT OF BUSINESS. . . . . . . . . . . . . . . . . . . . 82
     10.10. BUSINESS FAILURE . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
     10.11. BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
     10.12. DEFAULT BY GUARANTOR OR RELATED ENTITY . . . . . . . . . . . . . . . . 83
     10.13. INDICTMENT - FORFEITURE. . . . . . . . . . . . . . . . . . . . . . . . 83
     10.14. TERMINATION OF GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . 84
     10.15. CHALLENGE TO LOAN DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . 84
     10.16. EXECUTIVE MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . 84
     10.17. CHANGE IN CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . 84
ARTICLE 11.- RIGHTS AND REMEDIES UPON DEFAULT: . . . . . . . . . . . . . . . . . . 84
     11.1. RIGHTS OF ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . 85
     11.2. SALE OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     11.3. OCCUPATION OF BUSINESS LOCATION . . . . . . . . . . . . . . . . . . . . 86
     11.4. GRANT OF NONEXCLUSIVE LICENSE . . . . . . . . . . . . . . . . . . . . . 87
     11.5. ASSEMBLY OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . 87
     11.6. RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . 87
ARTICLE 12 - NOTICES:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
     12.1. NOTICE ADDRESSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
     12.2. NOTICE GIVEN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
ARTICLE 13 - TERM: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
     13.1. TERMINATION OF REVOLVING CREDIT . . . . . . . . . . . . . . . . . . . . 90
     13.2. EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . 90
ARTICLE 14 - GENERAL:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
     14.1. PROTECTION OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . 90
     14.2. SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . . 91
     14.3. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
     14.4. AMENDMENTS.  COURSE OF DEALING. . . . . . . . . . . . . . . . . . . . . 91
     14.5. POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
     14.6. APPLICATION OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . 92
     14.7. LENDER'S COSTS AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . 93
     14.8. COPIES AND FACSIMILES . . . . . . . . . . . . . . . . . . . . . . . . . 93
     14.9. MASSACHUSETTS LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
     14.10. CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . . . . . . . . 94
     June 7, 1999

                                       iv


     14.11. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
     14.12. RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . 95
     14.13. INTENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
     14.14. RIGHT OF SET-OFF . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
     14.15. MAXIMUM INTEREST RATE. . . . . . . . . . . . . . . . . . . . . . . . . 98
     14.16. WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98



     June 7, 1999

                                       v


                                      EXHIBITS


2-7       :    Revolving Credit Note
4-2       :    Related Entities
4-3       :    Trade Names
4-5       :    Year 2000 Compliance
4-6       :    Locations, Leases, and Landlords
4-7       :    Encumbrances
4-8       :    Indebtedness
4-9       :    Insurance Policies
4-11      :    Capital Leases
4-14      :    Taxes
4-18      :    Litigation
5-4       :    Borrowing Base Certificate
5-12(a)   :    Financial Performance Covenants
5-12(b)   :    Business Plan
7-1       :    DDA's.
7-2       :    Credit Card Arrangements

                                       vi

June 7, 1999

================================================================================

LOAN AND SECURITY AGREEMENT                      BANKBOSTON RETAIL FINANCE INC.

================================================================================

                                                                  June 7, 1999


       THIS AGREEMENT is made between

              BANKBOSTON RETAIL FINANCE INC., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109,

              and

              PAPER WAREHOUSE, INC. and PAPER WAREHOUSE FRANCHISING, INC. (hereinafter collectively, the "BORROWER"), each a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota 55426.

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                    WITNESSETH:
ARTICLE I - DEFINITIONS:

       As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:


       "AGREEMENT": This Loan and Security Agreement dated as of June 7 1999, between Borrower and Lender, as it may be amended, modified, restated and/ or supplemented from time to time.


       "ACCEPTABLE INVENTORY": Such of the Borrower's Inventory, at such locations, and of such types, character, qualities and quantities, as the Lender in its reasonable discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances.


       "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.


       "ACH":  Automated clearing house.


       "ACCOUNT DEBTOR":  Has the meaning given that term in the UCC.


       "AFFILIATE":  With respect to any two Persons, a relationship in which
              (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or
              (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or
              (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.


       "AVAILABILITY":  Is defined in Section 2-1(b)(i).

       "AVAILABILITY RESERVES": Such reserves as the Lender from time to time determines in the Lender's reasonable discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:


                     (i) Rent (based upon past due rent and/or whether or not Landlord's Waiver, acceptable to the Lender, has been received by the Lender).


                     (ii)   In store customer credits.


                     (iii)  Gift Certificates.


                     (iv)   Frequent Shopper Programs.


                     (v)    Layaways and Customer Deposits


                     (vi) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the security interests of the Lender in the Collateral.


                     (viii) L/C Landing Costs.



       "BANKRUPTCY CODE":   Title 11, U.S.C., as amended from time to time.



       "BASE":      The Base Rate announced from time to time by BankBoston,
              N.A. (or any successor in interest to BankBoston, N.A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set. In all events, interest which is determined by reference to Base (or any successor to Base) shall be calculated on a 360 day year and actual days elapsed.

       "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.


       "BASE MARGIN RATE": The aggregate of Base plus Zero percent (0%) per annum. If the Capital Infusion Event does not occur on or before September 7, 1999, the Base Margin Rate shall be increased to the aggregate of Base plus One Half of One percent (.5%) per annum until such time as the Capital Infusion Event does occur, at which time the Base Margin Rate shall be reinstated to the aggregate of Base plus Zero percent (0%) per annum.


       "BLOCKED ACCOUNT":   Is defined in Section 7-3.


       "BORROWER":   Is defined in the Preamble.


       "BORROWING BASE":    Is defined in Section 2-1(b)(ii).


       "BUSINESS DAY":      Any day (with any references herein to time of day
              requirements meaning such times based on Eastern time) other than
              (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Lender is not open to the general public to conduct business.


       "BUSINESS PLAN":     The Borrower's business plan annexed hereto as
              EXHIBIT 5-12(b) and any revision, amendment, or update of such business plan to which the Lender has provided its written sign-off.


       "CAPITAL EXPENDITURES":     The expenditure of funds or the incurrence of
              liabilities which may be capitalized in accordance with GAAP.

       "CAPITAL INFUSION EVENT":   A transaction or event which results in at
              least $2,000,000 of net cash proceeds available as additional capital to the Borrowers resulting either from the contribution to Borrower's capital by its shareholders, the sale of equity securities of the Borrowers or from indebtedness which has been subordinated to the Liabilities on terms satisfactory to the Lender.


       "CAPITAL LEASE":   Any lease which may be capitalized in accordance
              with GAAP.


       "CASH FLOW":   EBITDA MINUS unfunded Capital Expenditures MINUS
              cash taxes.


       "CHANGE IN CONTROL":   The occurrence of any of the following:


                     (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person (in either case other than such a group or Person that includes the current chief executive officer of the Borrower) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower, unless the current chief executive officer of the Borrower owns or controls directly or through voting trusts or agreements (in the case of such capital stock owned by his family members or by trusts or by other entities established for their benefit) at least 7% more of the issued and outstanding capital stock of the Borrower than the issued and outstanding capital stock of the Borrower acquired by such group or Person.


                     (b) More than half of the persons (including the current chief executive officer) who were directors of the Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this

              Agreement was executed), cease, for any reason other than death or disability, to be directors of the Borrower.


       "CHATTEL PAPER":   Has the meaning given that term in the UCC.


       "COLLATERAL":   Is defined in Section 8-1.


       "COMMITMENT FEE":  Is defined in Section 2-10.


       "CONCENTRATION ACCOUNT":  Is defined in Section 7-3.


       "CONTRACTUAL OBLIGATIONS": For any period, the sum (without duplication) of current maturities of long term debt PLUS interest PLUS current maturities of capital lease obligations (excluding real property lease payments) PLUS dividends paid or payable by the Borrower.


       "COST":       The lower of


                     (a) the calculated cost of purchases, as determined from invoices received by the Borrower, the Borrower's purchase journal or stock ledger, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed; OR


                     (b) the cost equivalent of the lowest ticketed or promoted price at which the subject inventory is offered to the public, after all mark-downs (whether or not such price is then reflected on the Borrower's accounting system), which cost equivalent is determined in accordance with the cost method of accounting, reflecting the Borrower's historic business practices.


       "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower's calculation of cost of goods sold.

       "COSTS OF COLLECTION":    Includes, without limitation, all attorneys'
              reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.


       "DDA": Any checking or other demand daily depository account maintained by the Borrower.


       "DEPOSIT ACCOUNT":   Has the meaning given that term in the UCC.


       "DOCUMENTS":   Has the meaning given that term in the UCC.



       "DOCUMENTS OF TITLE":   Has the meaning given that term in the UCC.



       "EARLY TERMINATION FEE":    Is defined in Section 2-13.



       "EBITDA":    The Borrower's income from continuing operations before
              interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

       "EMPLOYEE BENEFIT PLAN":    As defined in ERISA.



       "ENCUMBRANCE":       Each of the following:


                     (a) Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.


                     (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.



       "END DATE":   The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.



       "ENVIRONMENTAL LAWS":    All of the following:


                     (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.


                     (b) The common law relating to damage to Persons or property from Hazardous Materials.

       "EQUIPMENT":   Includes, without limitation, "equipment" as defined in
              the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.

       "ERISA":    The Employee Retirement Security Act of 1974, as amended.


       "ERISA AFFILIATE":   Any Person which is under common control with the
              Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.


       "EVENTS OF DEFAULT":   Is defined in Article 10.


       "FACILITY FEE":    Is defined in Section 2-11.



       "FIXTURES":   Has the meaning given that term in the UCC.



       "GAAP":    Principles which are consistent with those promulgated or
              adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, PROVIDED, HOWEVER, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Lender, (a) the Borrower's compliance with the financial performance covenants imposed pursuant to Section 5-12 shall be determined as if such Material Accounting Change had not taken place and (b) the Borrower shall include, with its monthly and annual financial statements a schedule, certified by the Borrower's chief financial officer, on which the effect of such Material Accounting Change to the statements shall be described.


       "GENERAL INTANGIBLES":    Includes, without limitation, "general
              intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

       "GOODS":    Has the meaning given that term in the UCC.


       "GROSS MARGIN":    With respect to the subject accounting period for
              which being calculated, the decimal equivalent of the following (determined in accordance with the cost method of accounting):


                          SALES (MINUS) COST OF GOODS SOLD
                          --------------------------------

                                       Sales


       "HAZARDOUS MATERIALS":    Any (a) hazardous materials, hazardous waste,
              hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.


       "INDEBTEDNESS":    All indebtedness and obligations of or assumed by
              any Person on account of or in respect to any of the following:


                     (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.


                     (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                     (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

                     (d)    On account of deposits or advances.

                     (e)    As lessee under Capital Leases.

              "Indebtedness" also includes:

                            (x)    Indebtedness of others secured by an
                     Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                            (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                            (z) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.


       "INDEMNIFIED PERSON":     Is defined in Section 14-11.



       "INSTRUMENTS":     Has the meaning given that term in the UCC.



       "INTEREST PAYMENT DATE":    With Reference to:

              Each Base Margin Loans: the first day of each month, the Termination Date, and the End Date,

              Each Libor Loan: the last day of the Interest Period relating thereto; the Termination Date and the End Date.


       "INTEREST PERIOD":   (a)    With respect to each Libor Loan: Subject to
              Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending 30 days thereafter.


                            (b)    With respect to each Base Margin Loan:
              Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Borrower may elect by notice (pursuant to Section 2-4(a)) to the Lender, or (ii) on which the subject Base Margin Loan is paid by the Borrower.

                            (c) The setting of Interest Periods is in all instances subject to the following:

                                   (i)    Any Interest Period for a Base Margin
                            Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                   (ii)    Any Interest Period for a Libor Loan
                            which would otherwise end on a day that is not a Libor Business Day shall be extended to the next succeeding Libor Business Day, unless that succeeding Libor Business Day is in the next calendar month, in which event such Interest Period shall end on the last Libor Business Day of the month during which the Interest Period ends.

                                   (iii) Subject to Subsection (iv), below, any Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Libor Business Day of the month during which that Interest Period ends.

                                   (iv)   Any Interest Period which would
                            otherwise end after the Termination Date shall end on the Termination Date.

                                   (v)    The number of Interest Periods in
                            effect at any one time is subject to Section 2-9(d) hereof.


       "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description;
              and all documents (whether or not negotiable) which represent any of the foregoing.

       "INVENTORY ADVANCE RATE":   The following percentage of the Cost of
              Acceptable Inventory (including the Cost of Inventory covered by open import trade L/C's which have an expiry date within 60 days, provided such L/C Inventory is scheduled for delivery within 60 days) during the period indicated:


                     DECEMBER 16TH  THROUGH SEPTEMBER 30TH :  45%

                     OCTOBER 1ST THROUGH DECEMBER 15TH     :  55%


       "INVENTORY RESERVES":       Such Reserves as may be established from time
              to time by the Lender in the Lender's reasonable discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:


                            (i) Obsolescence (determined based upon Inventory on hand beyond a given number of days).

                            (ii)   Seasonality.

                            (iii)  Shrinkage.

                            (iv)   Imbalance.

                            (v)    Change in Inventory character.

                            (vi)   Change in Inventory composition

                            (vii)  Change in Inventory mix.

                            (viii) Markdowns (both permanent and point of sale)

                            (ix)   Seasonal Pack Aways

       "INVESTMENT PROPERTY":    Has the meaning given that term in the UCC.


       "ISSUER":    The issuer of any L/C.


       "L/C": Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter of credit.


       "L/C LANDING COSTS":   To the extent not included in the Stated Amount of
              an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.


       "LEASE":    Any lease or other agreement, no matter how styled or
              structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.


       "LEASEHOLD INTEREST":    Any interest of the Borrower as lessee under
              any Lease.


       "LENDER":    Is defined in the Preamble to the within Agreement.


       "LENDER'S RIGHTS AND REMEDIES":    Is defined in Section 11-6.


       "LIABILITIES" (in the singular, "LIABILITY"):    Includes, without
              limitation, all and each of the following, whether now existing or hereafter arising:

                     (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

                     (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

                     (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

                     (d) All interest, fees, and charges and other amounts which may be properly charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

                     (e) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                     (f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

                     (g) Each of the foregoing as if each reference to the " Lender " therein were to each Affiliate of the Lender.


       "LIBOR BUSINESS DAY":    Any day which is both a Business Day and a
              day on which the principal interbank market for Libor deposits in London in which BankBoston, N.A. participates is open for dealings in United States Dollar deposits.


       "LIBOR LOAN":   Any Revolving Credit Loan which bears interest at a Libor
              Rate.


       "LIBOR OFFER RATE":    That rate of interest (rounded upwards, if
              necessary, to the next 1/100 of 1%) determined by the Lender to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to BankBoston, N.A., by first-class banks in the London interbank market in which BankBoston, N.A. participates at or about 10:00AM (Boston Time) Two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.


       "LIBOR MARGIN":    250 basis points.  If the Capital Infusion Event
              does not occur on or before September 7, 1999, the Libor Margin shall be increased to 325 basis points until such time as the Capital Infusion Event does occur, at which time the Libor Margin shall be reinstated to 250 basis points.


       "LIBOR RATE":   That per annum rate (calculated on a 360 day year and
              actual days elapsed) which is the aggregate of the Libor Offer Rate PLUS the Libor Margin EXCEPT THAT, in the event that it is determined by the Lender that the Lender may be subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal to the sum of (a) plus (b), where:


                            (a) is the decimal equivalent of the following
fraction:

                                  LIBOR OFFER RATE

                            1 minus Reserve Percentage

                            (b) is the applicable Libor Margin.


       "LINE (UNUSED) FEE":    Is defined in Section 2-12.


       "LOAN ACCOUNT":    Is defined in Section 2-6.


       "LOAN CEILING":    Fifteen Million Dollars ($15,000,000), or such
              lesser amount as the Lender may establish following the occurrence of an Event of Default hereunder.

       "LOAN DOCUMENTS":    This Agreement, each instrument and document
              executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Lender or any Affiliate of the Lender, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Lender or any Affiliate of the Lender, as each may be amended from time to time.


       "LOCAL DDA":    A depository account maintained by the Borrower, the only
              contents of which may be transfers FROM the Operating Account and actually used solely (i) for petty cash purposes; (ii) for payroll; or (iii) for medical insurance self funding.


       "MATERIAL ACCOUNTING CHANGE":     Any change in GAAP applicable to
              accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place or where preparation of the Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5-12 where such a breach would not have occurred if such change had not taken place or VISA VERSA.


       "MATURITY DATE":     June __, 2002.



       "OPERATING ACCOUNT":     Is defined in Section 7-3.

       "PARTICIPANT":     Is defined in Section 14-14, hereof.


       "PERMITTED ENCUMBRANCES":     Those Encumbrances permitted as provided in
              Section 4-7(a) hereof.


       "PERMITTED ACQUISITION":    means a transaction where the Borrower is a
              party to a merger, consolidation or exchange of stock, or purchase or otherwise acquires all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other Person, and where such transaction meets the following criteria:.


                  (a) no Suspension Event has occurred and is continuing and the proposed transaction will not otherwise create an Event of Default hereunder;

                  (b) the business to be acquired is consistent with Borrower's current line of business and with the Business Plan;

                  (c) the business to be acquired operates in the United States of America;

                  (d) in the case of an asset acquisition, all of the assets to be acquired shall be owned by the Borrower or a newly created Subsidiary of the Borrower, 100% of the stock of which has been or will be pledged to the Lender or which is or will become a Borrower or a guarantor, in the case of a stock acquisition or an acquisition by merger, the acquired company shall become a wholly owned subsidiary of the Borrower or shall be merged with the Borrower or any wholly-owned Subsidiary of the Borrower;

                  (e) the aggregate cash consideration to be paid by the
              Borrower in connection with any such transaction or transactions(including the aggregate amount of all Indebtedness assumed) shall be primarily for inventory purchases and shall not exceed $250,000 in the aggregate in any fiscal year without the consent of the Lender, which consent shall not be unreasonably withheld;

                  (f) the transaction shall be preceded by the standard due
              diligence practices of the Borrower;

                  (g) the board of directors and (if required by applicable law) the stockholders, or the equivalent thereof, of the business to be acquired has approved such acquisition; and

                  (h) in the case of transactions where the cash consideration
              (including assumed Indebtedness) exceeds $250,000 but is not more than $1,000,000, a Capital Infusion Event pursuant to which the Borrower has received at least $4,000,000 shall have first occurred, and the Lender shall have been provided with (i) a Compliance Certificate demonstrating that the Borrowers are in current compliance with and, giving effect to the proposed Acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with, all of the financial covenants set forth in Section 5-12 hereof, (ii) a copy of the purchase agreement, together with audited (if available, or otherwise unaudited) financial statements for any business to be acquired for the preceding two (2) fiscal years, and (iii) a summary of the results of the Borrower's due diligence investigations.

       "PERSON":     Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.


       "PROCEEDS":   Includes, without limitation, "Proceeds" as defined in the
              UCC (defined below), and each type of property described in
              Section 8-1 hereof.

       "RECEIPTS":   All cash, cash equivalents, checks, and credit card slips
              and receipts as arise out of the sale of the Collateral.


       "RECEIVABLES COLLATERAL":   That portion of the Collateral which consists
              of the Borrower's Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Investment Property, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.


       "RELATED ENTITY":    (a)    Any corporation, limited liability company,
              trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; controls or is controlled by the Borrower or by any Affiliate of the Borrower.


                            (b)    Any Affiliate.


       "REQUIREMENT OF LAW":    As to any Person:

                            (a)(i)     All statutes, rules, regulations,
              orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

                            (b)    That Person's charter, certificate of
              incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that

              Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.


       "RESERVE PERCENTAGE":     The decimal equivalent of that rate
applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

       "RESERVES":   All (if any) Availability Reserves and Inventory Reserves.


       "REVOLVING CREDIT":  Is defined in Section 2-1.


       "REVOLVING CREDIT LOAN":    A term of convenience which refers to so much
              of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period (see Section 2-9(c)).


       "REVOLVING CREDIT NOTE":    Is defined in Section 2-7.


       "STATED AMOUNT":     The maximum amount for which an L/C may be honored.


       "SUBORDINATED INDEBTEDNESS": Indebtedness which is expressly subordinated to the Borrower's obligations to the Lender pursuant to a written subordination agreement acceptable to Lender in its reasonable discretion.

       "SUSPENSION EVENT":    Any occurrence, circumstance, or state of facts
              which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.


       "TANGIBLE CAPITAL BASE":   At any date, the Borrower's Tangible Net Worth
              PLUS its Subordinated Indebtedness.


       "TANGIBLE NET WORTH":   At any date, the total of stockholders' equity of
              the Borrower (determined in accordance with GAAP, consistently applied, except the balance of the Loan Account shall in all events be treated as current), SUBTRACTING THEREFROM (i) intangibles (determined in accordance with GAAP so applied); (ii) prepaid expenses and deferred charges, (iii) Indebtedness owed to Borrower from any employee, stockholder, or parent or other Affiliate of the Borrower; and (iv) write-ups in the value of Borrower's assets occurring after January 31, 1999, but excluding adjustments for write-ups to reflect physical inventory results.


       "TERMINATION DATE":   The earliest of (a) the Maturity Date; or (b) the
              occurence of any event described in Section 10-11 hereof; or (c) date set by notice by the Lender to the Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-11 hereof.


       "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).


       "WORK FEE":     As defined in Section 2.11.

       "YEAR 2000 COMPLIANT":    Computer applications, imbedded microchips,
              and other systems and subsystems which properly recognize and perform their intended function without any adverse effect on account of their respective inability to recognize certain dates prior to, on, and after December 31, 1999 or on account of their treating any date prior to, on, or after December 31, 1999 other than as the specific date in question.


ARTICLE II - THE REVOLVING CREDIT:

       2.1    ESTABLISHMENT OF  REVOLVING CREDIT.

              (a) The Lender hereby establishes a revolving line of credit (the "REVOLVING CREDIT") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, this Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount available for borrowing under the Revolving Credit shall be determined by the Lender by reference to Availability, as determined by the Lender from time to time.

              (b) As used herein, the following terms have the following meanings:

                     (i) "AVAILABILITY" refers at any time to the result of the following:

                            (A)    Borrowing Base.

                            MINUS

                            (B) The then unpaid principal balance of the Loan Account.

                            MINUS

                            (C)    The then Stated Amount of all L/C's.

                     (ii) "BORROWING BASE" refers at any time to the lesser of 2-1(b)(ii)(A) or 2-1(b)(ii)(B), where:

                            (A)     is the Loan Ceiling.

                            (B)    is the result of the following:

                                   (I) The Inventory Advance Rate of the Cost of Acceptable Inventory (net of Inventory Reserves).

                                   MINUS

                                   (II) The then aggregate of the Availability Reserves.

              (c) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 5-4 hereof.

              (d) The proceeds of borrowings under the Revolving Credit shall be used to refinance Borrower's existing line of credit with Richfield Bank and Trust, for working capital purposes of the Borrower, for the Borrower's Capital Expenditures solely in accordance with the Business Plan (including the acquisition of franchisee stores, if consistent with the Business Plan and provided that such acquisitions do not exceed in the aggregate the maximum amount for Permitted Acquisitions), and for start-up costs associated with the Borrower's internet strategy, provided that matching funds are available from other sources, all solely to the extent permitted by this Agreement.


       2.2 ADVANCES IN EXCESS OF BORROWING BASE. The Lender does not have any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the balance of the Loan Account exceeds the Borrowing Base. The making of loans, advances, and credits and the providing of financial accommodations in excess of the Borrowing Base is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that the Borrowing Base is exceeded shall not obligate the Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.


       2.3    RISKS OF VALUE OF COLLATERAL.   The Lender's reference to a
given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the saleability of the Borrower's Inventory are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

       2.4    LOAN REQUESTS.

              (a) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Borrower shall be made pursuant hereto, PROVIDED THAT:

                     (i)    Borrowing Base will not be exceeded; and

                     (ii) The Revolving Credit has not been suspended as provided in Section 2-4(i).

              (b) Requests for loans and advances under the Revolving Credit may be requested by the Borrower in such manner as may from time to time be reasonably acceptable to the Lender.

                     (c) Subject to provisions of this Agreement, a request for a loan or advance (in each instance in an amount which is not less than $10,000.00) shall be made by 11:30AM on a Business Day will be made by the end of business on that Business Day; otherwise, by the end of the then next Business Day. (i) If such Revolving Credit Loan is or is to be converted to a Base Margin Loan: By 11:30 A.M. on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

                     (ii) If such Revolving Credit Loan is, or is to be continued as, or converted to, a Libor Loan: By 1:00 P.M. Two (2) Libor Business Days before the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000 and in increments of $50,000 in excess of such minimum.

                     (iii) Any Libor Loan which matures while a Suspension Event is extant shall be converted, at the option of the Lender to a Base Margin Loan notwithstanding any notice from the Borrower that such Loan is to be continued as a Libor Loan.

              (d) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be reasonably acceptable to the Lender.

              (e)    Intentionally deleted.

              (f) The Borrower may request that the Lender cause the issuance of L/C's for the account of the Borrower as provided in Section 2-16.

              (g) The Lender may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Lender, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that Person's authority to act as may be reasonably satisfactory to the Lender.

              (h) A request by the Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

                     (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished Lender pursuant to this Agreement.

                     (ii) The Borrower is in compliance with, and there is no pending breach of any of, its covenants contained in this Agreement.

                     (iii) All or a portion of any loan or advance so requested will be set aside by the Borrower to the extent necessary to cover all of the Borrower's obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.

                     (iv) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete as of and as if made on the date of such request.

                     (v)    No Suspension Event is then extant.

              (i) Upon the occurrence and during the continuance of, from time to time, of any Suspension Event:

                     (i) The Lender may suspend the Revolving Credit immediately.

                     (ii) The Lender shall not be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

                     (iii) The Lender may suspend the right of the Borrower to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.


       2.5    MAKING OF LOANS UNDER REVOLVING CREDIT.

              (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrower.

              (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrower shall be indebted to the Lender for the amount thereof immediately) at the following:

                     (i) The Lender's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

                     (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

              (c) There shall not be any recourse to or liability of the Lender (except to the extent caused by the gross negligence or willful misconduct of the Lender as determined by a court of competent jurisdiction), on account of:

                     (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

                     (ii) Any delay in the proceeds of any such loan or advance constituting collected funds.

                     (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.


       2.6    THE LOAN ACCOUNT.

              (a) An account ("LOAN ACCOUNT") shall be opened on the books of the Lender. A record may be kept in the Loan Account of all loans made under or pursuant to this Agreement and of all payments thereon.

              (b) The Lender may also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

              (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

              (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

              (e) The Lender, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights and Borrower's obligations under Section 2-8(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2-6(e) shall bear interest.

              (f) Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.


       2.7 THE REVOLVING CREDIT NOTE. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (the "REVOLVING CREDIT NOTE") in the form of EXHIBIT 2-7, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that the Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender, subject to Lender's agreement to indemnify Borrower from any claims asserted by any party holding the original Revolving Credit Note who is not the Lender or the Lender's assignee.


       2.8    PAYMENT OF THE LOAN ACCOUNT.

              (a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to Base Margin Loans and only then to Libor Loans

              (b) The Borrower, without notice or demand from the Lender shall pay the Lender that amount, from time to time, which is necessary so that the unpaid balance of the Loan Account does not exceed the Borrowing Base. Such payments shall be applied first to Base Margin Loans and only then to Libor Loans

              (c) The Lender shall endeavor to cause those application of payments (if any), pursuant to Sections 2-8(a) and 2-8(b) against Libor Loans then outstanding in such manner as results in the least cost to the Borrower, but shall not have any affirmative obligation to do so nor liability on account of the Lender's failure to have done so. In no event shall action or inaction taken by the Lender excuse the Borrower from any indemnification obligation under Section 2-8(e).

              (d) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

              (e) The Borrower shall indemnify Lender and hold Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) which Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                     (i) Default by the Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Libor Loans

                     (ii) Default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                     (iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by Lender to lenders of funds obtained by it in order to maintain any such Loans as "breakage fees" (so-called).

       2.9    INTEREST.

              (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2-4(a)) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

              (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.

              (c) Subject to the provisions hereof, the Borrower, by notice to the Lender, may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by the Borrower. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".

              (d) The Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than Five (5) Libor Rates applicable to the Revolving Credit Loans at any one time.

              (e) The Borrower shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                     (i) On the Interest Payment Date for that Revolving Credit Loan.

                     (ii)   On the Termination Date and on the End Date.

                     (iii) Following the occurrence and during the continuance of any Event of Default, with such frequency as may be determined by the Lender.

              (f) Following the occurrence and during the continuance of any Event of Default (and whether or not the Lender exercises the Lender's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Lender at rate which is the aggregate of the Base Margin Rate PLUS Three Percent (3%) per annum.


       2.10   COMMITMENT FEE.

              (a) As compensation for the Lender's commitment to make loans and advances to the Borrower and as compensation for the Lender's maintenance of sufficient funds available for such purpose, the Lender has earned a COMMITMENT FEE (so referred to herein) of $130,000.

              (b) The Commitment Fee shall be paid as follows: The Lender acknowledges receipt of $65,000 paid by the Borrower upon the execution of the commitment letter. The Borrower shall pay the $65,000 balance of the Commitment Fee at closing.


       2.11.  FACILITY FEE.

              (a) In addition to any other fee or expense paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Lender a FACILITY FEE (so referred to herein) of $54,000, which has been fully earned by the Lender's execution of this Agreement. Subject to this Section 2-11, the Facility Fee shall be paid to the Lender in monthly installments of $1,500 each.

                     (i) A proration of such monthly installment shall be paid out of the first advance under the Revolving Credit for the period beginning with the date on which this Agreement is executed and ending on the last day of the month of such execution.

                     (ii) A monthly installment shall be paid on the first day of the month next following that during which this Agreement is executed and on the first day of each month thereafter, until the entire Facility Fee has been paid.

              (b) Upon the termination of the Revolving Credit and, at the Lender's option, upon the occurrence of any Event of Default described in
Section 10-11, any remaining installments of the Facility Fee shall be immediately due and payable.

              2.12.  LINE (UNUSED) FEE.   In addition to any other fee by the
Borrower on account of the Revolving Credit, the Borrower shall pay the Lender a LINE (UNUSED) FEE (so referred to herein) in arrears, on the first day of each quarter (and on the Termination Date). The Line (Unused) Fee shall be equal to fifteen tenths of one percent (0.15%) per annum of the average daily difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Loan Ceiling and the unpaid principal balance of the Loan Account.


       2.13.  EARLY TERMINATION FEE.

              (a) In the event that the Termination Date occurs, for any reason (other than by reason of a refinancing or restructuring of the Revolving Credit by Lender or an affiliate of

Lender or in a syndicated transaction where Lender or an affiliate of Lender is the Agent or Co-Agent) prior to the Maturity Date, the Borrower shall pay the Lender the EARLY TERMINATION FEE (so referred to herein) determined and payable as follows:

                     (i) If the Termination Date occurs on or before June 7, 2000, the Borrower shall pay an Early Termination Fee of one percent (1%) of the Loan Ceiling. June 7, 2001, the Borrower shall pay an Early Termination Fee of one half of one percent (0.5%) of the Loan Ceiling.

       2.14.  CONCERNING FEES.

              (a) In addition to any other right to which the Lender is then entitled on account thereof, the Lender may assess an additional fee payable by the Borrower on account of the accommodation, from time to time, by the Lender to the Borrower's request that the Lender depart or dispense with one or more of the administrative provisions of this Agreement and/or the Borrower's failure to comply with any of such provisions.

                     (i) By way of non-exclusive example, the Lender may assess a fee on account of any of the following:

                            (A) The Borrower's failure to pay that amount which is necessary so that the principal balance of the Loan Account does not exceed Borrowing Base (as required under Section 2-8(b) hereof).

                            (B) The providing of a loan or advance under the Revolving Credit or charging of the Loan Account such that the Borrowing Base would be exceeded.

                            (C) The foreshortening of any of the time frames with respect to the making of Revolving Credit Loans as set forth in Section 2-4(a).

                            (D) The Borrower's failure to provide a financial statement or report within the applicable timeframe provided for such report under Article 5 hereof.

                     (ii) The inclusion of the foregoing right on the part of the Lender to assess a fee does not constitute an obligation, on the part of the Lender, to waive any provision of this Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Lender's waiver of any breach of this Agreement on account of which such fee was assessed nor a course of action on which the Borrower may rely.

              (b) The Borrower shall not be entitled to any credit, rebate or repayment of the Commitment Fee, Facility Fee, Line (Unused) Fee, Early Termination Fee, or other fee previously earned by the Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.


       2.15.  LENDER'S DISCRETION.

              (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to that Person's exercise of its judgment, in good faith (which shall be presumed), based upon that Person's consideration of any such factor as the Lender, taking into account information of which that Person then has actual knowledge, believes:

                     (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Lender's security and collateral interests therein, or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

                     (ii) Indicates that any report or financial information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

                     (iii) Suggests an increase in the likelihood that the Borrower will become the subject of a bankruptcy or insolvency proceeding.

                     (iv)   Constitutes a Suspension Event.

              (b) In the exercise of such judgment, the Lender also may take into account any of the following factors, to the extent not previously taken into account:

                     (i) Those included in, or tested by, the definitions of "Acceptable Inventory," and "Cost".

                     (ii) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

                     (iii) General macroeconomic conditions which have a material effect on the Borrower's cost structure.

                     (iv) Material changes in or to the mix of the Borrower's Inventory.

                     (v) Seasonality with respect to the Borrower's Inventory and patterns of retail sales.

                     (vi) Such other factors as the Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

              (c) The burden of establishing the failure of the Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrower's.


       2.16.  PROCEDURES FOR ISSUANCE OF L/C'S.

              (a) The Borrower may request that the Lender cause the issuance of L/C's for the account of the Borrower by BankBoston or by another financial institution reasonably acceptable to the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Lender.

              (b) The Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, PROVIDED THAT, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2-4(i) and if so issued:

                     (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

                     (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:

                            (A)    Standby's: One (1) year from initial
issuance.

                            (B)    Documentary's: one hundred and eighty
(180) days from issuance.

                     (iii)  Borrowing Base would not be exceeded.

              (c) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

              (d) There shall not be any recourse to, nor liability of, the Lender (except to the extent caused by the gross negligence or willful misconduct of the Lender as determined by a court of competent jurisdiction) on account of

                     (i)    Any delay or refusal by an Issuer to issue an L/C;

                     (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.

              (e) The Borrower shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Lender, without the request of the Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrower, the Issuer, or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Borrowing Base's being exceeded. Such action shall not constitute a waiver of the Lender's rights under Section 2-8(b) hereof.


       2.17.  FEES FOR L/C'S.

              (a) The Borrower shall pay to the Lender a fee, on account of L/C's, the issuance of which had been procured by the Lender, monthly in arrears, and on the Termination Date and on the End Date, equal to one and one quarter of one percent (1.25%) per annum of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid.

              (b) In addition to the fee to be paid as provided in Subsection 2-17(a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by Lender), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

       2.18.  CONCERNING L/C'S.

              (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                     (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

                     (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

              (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

              (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

                     (i)    Select an advising bank, if any.

                     (ii)   Select a paying bank, if any.

                     (iii)  Select a negotiating bank.

              (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

              (e) The Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

              (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

              (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                     (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                     (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2-18(g)(i) or 2-18(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 2-18(g)(i) or 2-18(g)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrower.

              (h) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                     (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                     (ii) Any amendment or waiver of, or consent to the departure from, any L/C.

                     (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

                     (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.


       2.19.  INCREASED COSTS.     If, as a result of any change in any
requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

              (a) subjects the Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to the Lender under this Agreement (except for taxes on the Lender's overall net income or capital imposed by the jurisdiction in which the Lender's principal or lending offices are located);

              (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of the Lender;

              (c) imposes on the Lender any other condition with respect to any Loan Document; or

              (d) imposes on the Lender a requirement to maintain or allocate capital in relation to the Liabilities;

               and the result of any of the foregoing, in the Lender's reasonable opinion, is to increase the cost to the Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by the Lender in respect of any loan, advance or financial accommodation by an amount which the Lender deems to be material, then upon the Lender's giving written notice thereof, from time to time, to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrower shall forthwith pay to the Lender, upon receipt of such notice, that amount which shall compensate the Lender for such additional cost or reduction in income.



ARTICLE  3. CONDITIONS PRECEDENT:


       As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3-1 through and including 3-5, (each in form and substance satisfactory to the Lender) shall have been delivered to the Lender, and the conditions respectively described in Sections 3-6 through and including 3-10, shall have been satisfied:


       3.1.   CORPORATE DUE DILIGENCE FOR EACH BORROWER.

              (a) A Certificate of corporate good standing issued by the Secretary of State of Minnesota.

              (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned could require such qualification.

              (c) A Certificate of the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.


       3.2.   OPINION.    An opinion of counsel to the Borrower in form and
substance satisfactory to the Lender.

       3.3.   LANDLORD WAIVERS.    The delivery to the Lender of waivers or
subordinations (each in form satisfactory to the Lender) executed by each of the Borrower's landlords with respect to those leased premises located in Arizona and Washington, and any other additional state in which Borrower opens a new store location that provides the landlord with a statutory lien on Borrower's assets. To the extent the foregoing requirement is not met, Borrower shall use its reasonable best efforts to obtain such waivers or subordinations, and this condition shall not apply, provided that the Lender will establish rent reserves as part of the Availability Reserves.

       3.4.   ADDITIONAL DOCUMENTS.    Such additional instruments and
documents as the Lender or its counsel reasonably may require or request.

       3.5.   OFFICERS' CERTIFICATES.     Certificates executed by the Chief
Executive Officer or the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.


       3.6.   REPRESENTATIONS AND WARRANTIES.    Each of the representations
made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

       3.7. MINIMUM EXCESS AVAILABILITY. The Borrowing Base, after giving effect to the first funding under the Revolving Credit; all then held checks (if any); accounts payable which are beyond credit terms then accorded the Borrower; overdrafts; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, such establishment, is not less than One Million Dollars ($1,000,000).

       3.8.   ALL FEES AND EXPENSES PAID.    All fees due at or immediately
after the first funding under the Revolving Credit and all costs and expenses incurred by the Lender in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Lender) shall have been paid.

       3.9.   NO SUSPENSION EVENT.    No Suspension Event shall then exist.


       3.10   NO ADVERSE CHANGE.   No event shall have occurred or failed to
occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition when compared with such financial condition at April 30, 1999.


No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Boston, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Lender at said head office.



ARTICLE  4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:


       To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement, with the understanding that any such representations and warranties that are stated as of a specific date or referencing an exhibit or schedule that is subsequently updated, supplemented or amended to provide the Lender with current information, shall be deemed to incorporate, and to be made as of the date of, such additional information.

       4.1.   PAYMENT AND PERFORMANCE OF LIABILITIES.    The Borrower shall pay
each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.


       4.2.   DUE ORGANIZATION - CORPORATE AUTHORIZATION - NO CONFLICTS.

              (a) The Borrower presently is and shall hereafter remain in good standing as a Minnesota corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, the failure to obtain such qualification would have a material and adverse effect on the Borrower's operations or the Lender's ability to realize any Collateral located in such jurisdiction.

              (b) Each Related Entity is listed on EXHIBIT 4-2, annexed hereto. Each Related Entity (excluding individuals) is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.

              (c) The Borrower shall not change its State of incorporation nor its taxpayer identification number.

              (d) The Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

              (e) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                     (i) Have been duly authorized by all necessary corporate action.

                     (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

                     (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

              (f) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to the effect of bankruptcy and equitable principles.


       4.3.   TRADE NAMES.

              (a)    EXHIBIT 4-3, annexed hereto, is a listing of:

                     (i) All names under which the Borrower ever conducted its business.

                     (ii) All entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

              (b) The Borrower will not change its name or conduct its business under any name not listed on EXHIBIT 4-3 except (i) upon not less than twenty-one (21) days prior written notice (with reasonable particularity) to the Lender and (ii) in compliance with all other provisions of this Agreement.


       4.4.   INFRASTRUCTURE.

              (a) The Borrower has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted as described in the Business Plan.

              (b) To the best of Borrower's knowledge, the Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

              (c) To the best of Borrower's knowledge, the conduct by the Borrower of the Borrower's business does not presently infringe (nor will the Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.


       4.5.   YEAR 2000 COMPLIANCE.

              (a) Based upon a diligent inquiry undertaken by the Borrower, it appears that, except as set forth on EXHIBIT 4-5, annexed hereto, the Borrower's operations are Year 2000 Compliant.

              (b) The Borrower shall have, on or before June 15, 1999 developed a preliminary plan and timetable, and a detailed final plan by July 30, 1999 (which shall be subject to the reasonable approval of the Lender) with respect to the Borrower's operations becoming fully Year 2000 Compliant and shall provide a copy or summary of such plan to be appended hereto as EXHIBIT 4-5 and shall have committed adequate resources to execute that plan and to meet such timetable.

              (c) Following the Borrower's operations becoming Year 2000 Compliant, the Borrower will not suffer or permit its operations thereafter to cease to be Year 2000 Compliant in any manner which might have more than a DE MINIMUS effect on its operations.

       4.6.   LOCATIONS.

              (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the Borrower's chief executive offices at

                     (i) 7630 Excelsior Boulevard, Minneapolis Minnesota 55426; and

                     (ii) those locations which are listed on EXHIBIT 4-6, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords.

              (b) The Borrower shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4-6 except to:

                     (i) accomplish sales of Inventory in the ordinary course of business; or

                     (ii) move Inventory from one such location to another such location; or

                     (iii) utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

              (c) The Borrower will not in any manner inconsistent with the Business Plan:

                     (i)    Execute, alter, modify, or amend any Lease.

                     (ii) Commit to, or open or close any location at which the Borrower maintains, offers for sales, or stores any of the Collateral.

              (d) Except as otherwise disclosed pursuant to, or permitted by, this Section 4-6, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.


       4.7.   TITLE TO ASSETS.

              (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

                     (i)    Encumbrances in favor of the Lender.

                     (ii) Encumbrances for taxes, fees, assessments, or other governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 4-14(d), provided that no notice of encumbrance has been filed, levied or recorded;

                     (iii) Encumbrances arising in the ordinary course of business in connection with Indebtedness (other than Indebtedness for borrowed money) that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to Encumbrances under bid, performance and other surety bonds, supersedeas and appeal bonds, Encumbrances on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur; and Encumbrances upon funds collected temporarily from other pending payment or remittance on their behalf;

                     (iv) Encumbrances (other than any Encumbrances imposed by ERISA) required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                     (v) easements, rights-of-way, restrictions and other similar Encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower;

                     (vi) purchase money security interests or capitalized equipment leases on any property acquired or held by the Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, however, that (i) any such Encumbrances attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Encumbrances attaches solely to the property so acquired in such transaction, and

      (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

                     (vii) Encumbrances arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to funds maintained with a creditor depository institution; provided, however, that (i) such deposit account is not the Blocked Account, or any DDA Account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Borrower to provide collateral to the depository institution;

                     (viii) rights of holders of notes or debentures issued by the Borrower in deposits in trust to legally or "in substance" defease such notes or debentures; and

                     (ix) Those Encumbrances (if any) listed on EXHIBIT 4-7, annexed hereto.

              (b) The Borrower does not and shall not have possession of any property on consignment to the Borrower.

              (c) The Borrower shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

                     (i) Equipment which is merely incidental to the conduct of the Borrower's business.

                     (ii) Equipment, the acquisition or right to use of which has been consented to by the Lender, which consent may be conditioned upon the Lender's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Lender.


       4.8. INDEBTEDNESS. The Borrower does not and shall not hereafter have any Indebtedness with the exceptions of:

              (a)    Any Indebtedness to the Lender.

              (b)    Subordinated Indebtedness.

              (c)    Indebtedness secured by a Permitted Lien.

              (d)    Indebtedness under capitalized equipment leases.

              (e) The Indebtedness (if any) listed on EXHIBIT 4-8, annexed hereto.


       4.9.   INSURANCE POLICIES.

              (a) EXHIBIT 4-9, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

              (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Lender. The coverage reflected on EXHIBIT 4-9 presently satisfies the foregoing requirements, it being recognized by the Borrower, HOWEVER, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of Thirty (30) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender , at its option, may obtain such insurance, PROVIDED, HOWEVER, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

              (c) The Borrower shall advise the Lender of each claim in excess of $100,000.00 made by the Borrower under any policy of insurance which covers the Collateral and shall obtain the Lender's approval, which approval shall not be unreasonably withheld, of any adjustment of such claims, provided that all insurance proceeds shall be remitted to the Lender for application to the Revolving Credit. The Borrower hereby appoints the Lender as the Borrower's attorney in fact, during the pendency of a Suspension Event, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

       4.10.  LICENSES.     Each license, distributorship, franchise, and
similar agreement issued to, or to which the Borrower is a party is in full force and effect to the extent that the stated term thereof has not expired. No party to any such license or agreement is, to the best of Borrower's knowledge, in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.


       4.11.  LEASES.       EXHIBIT 4-11, annexed hereto, is a schedule of all
presently effective Capital Leases. Exhibit 4-6 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. To the best of Borrower's knowledge, no party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine, with the understanding however, that except during the pendency of a Suspension Event, Lender will make arrangements for such communications through or with the participation of Borrower.

       4.12. REQUIREMENTS OF LAW. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.


       4.13.  MAINTAIN PROPERTIES. The Borrower shall:

              (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

              (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

              (c) Not use any of the Collateral in violation of any policy of insurance thereon.

              (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                     (i) The sale of Inventory in compliance with this Agreement.

                     (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

                     (iii) The turning over to the Lender of all Receipts as provided herein.

                     (iv)   Collecting proceeds of Receivables Collateral.


       4.14.  PAY TAXES.

              (a) The Borrower has received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of the Borrower's federal income tax returns for all tax years through and including the Borrower's taxable year referenced on EXHIBIT 4-14, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes.

No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

              (b) The Borrower has received written notice from the respective state and local taxing authorities to which the Borrower is subject that such authorities have completed their respective examination of the Borrower's returns for all state and local income, excise, sales, and other taxes for which the Borrower is liable for the respective tax years referenced on EXHIBIT 4-14, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes.
No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

              (c) Except as disclosed on said EXHIBIT 4-14, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any other taxing authority.

              (d) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file, unless (in the case of such payment obligations) Borrower is contesting the same in good faith and has established adequate cash reserves therefore, and the non-payment thereof does not result in the recording, filing or levying of an Encumbrance.

              (e) At its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan that are otherwise required hereby to be paid as the Lender, in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, PROVIDED, HOWEVER, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.


       4.15.  NO MARGIN STOCK.     The Borrower is not engaged in the business
of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.


       4.16. ERISA. Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

              (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.

              (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

              (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

              (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA.

              (e) Accumulate any material funding deficiency within the meaning of ERISA.

              (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

              (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
Section 4001(a) of ERISA.


       4.17.  HAZARDOUS MATERIALS.

              (a)    The Borrower has never:

                     (i) Been legally responsible for any release or threat of release of any Hazardous Material in violation of any Environmental Law.

                     (ii) Received notification of any release or threat of release of any Hazardous Material in violation of any Environmental Law from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material in violation of any Environmental Law from any such site or vessel.

              (b)    The Borrower shall:

                     (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws.

                     (ii) Not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

              (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.


       4.18.  LITIGATION.   Except as described in EXHIBIT 4-18, annexed hereto,
there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would reasonably be expected to have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

       4.19.  DIVIDENDS OR INVESTMENTS.  The Borrower shall not:

              (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

              (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock.

              (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity except to the extent such purchases are Permitted Acquisitions.

              (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity, except to the extent such transaction is a Permitted Acquisition.

              (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity except to the extent such transaction is a Permitted Acquisition.

              (f) Organize or create any Related Entity, except in connection with a Permitted Acquisition.

              (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

              (h) Acquire any assets other than in the ordinary course or fail to conduct the Borrower's business substantially as conducted at the execution of this Agreement

       4.20. LOANS. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, PROVIDED, HOWEVER, the foregoing does not prohibit any of the following:

              (a) Advance payments made to the Borrower's suppliers in the ordinary course.

              (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

              (c) Advances made pursuant to the terms of any cash management agreement between Borrower and Lender or any affiliate of Lender.

       4.21. PROTECTION OF ASSETS. The Lender, in the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral upon Borrower's failure to do. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

       4.22.  LINE OF BUSINESS.    The Borrower shall not engage in any business
other than the business in which it is currently engaged or a business reasonably related thereto, including the business contemplated in the Borrower's internet strategy (the conduct of which reasonably related business is reflected in the Business Plan).

       4.23. AFFILIATE TRANSACTIONS. The Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price and on terms which shall

              (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

              (b) no be less favorable from those which would have been charged in an arms length transaction.

       4.24.  ADDITIONAL ASSURANCES.

              (a) The Borrower is not the owner of, nor has it any interest in, any property or asset consisting of Collateral which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3) will be not be subject to a perfected security or other collateral interest in favor of the Lender (subject only to Permitted Encumbrances) to secure the Liabilities.

              (b) The Borrower will not hereafter acquire any asset or any interest in property consisting of Collateral which is not, immediately upon such acquisition, subject to such a perfected security or other collateral interest in favor of the Lender to secure the Liabilities (subject only to Permitted Encumbrances).

              (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

              (d) The Borrower hereby designates the Lender as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Lender's security and other collateral interests in the Collateral.

              (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4-24 shall be sufficient for filing to perfect the security interests granted herein.

       4.25.  ADEQUACY OF DISCLOSURE.


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

              (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of the most recently provided financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

              (b) The Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which are not noted in the Borrower's financial statements furnished to the Lender prior to the execution of this Agreement or disclosed on the Schedules annexed hereto.

              (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

       4.26.  OTHER COVENANTS.   The Borrower shall not indirectly do or cause
to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.


ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:


       5.1.   MAINTAIN RECORDS. The Borrower shall:

              (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP (to the extent applicable) applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

              (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

              (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

              (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

              (e)    Not change the Borrower's fiscal year.

       5.2.   ACCESS TO RECORDS.

              (a) The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender and the Lender's representatives shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

              (b) The Borrower hereby authorizes the Lender and the Lender's representatives to:

                     (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

                     (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

              (c) Lender agrees that it will exercise prudent cautionary measures in accordance with procedures adopted by Lender in good faith to protect confidential information delivered to Lender to prevent disclosure to any third parties of any information delivered or obtained by Lender by or on behalf of Borrower that is proprietary in nature or was clearly marked or labeled as confidential information (which term shall include Borrower's financial information, projections and reports as well as the Business Plan), other than such information that: (i) was publicly known or otherwise known to Lender prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission of Lender; (iii) otherwise becomes known to Lender other than through disclosure by or on behalf of Borrower; or (iv) constitutes financial statements or other information delivered to Lender that are otherwise publicly available. The foregoing shall not preclude Lender from delivering or disclosing such confidential information to: (i) its directors, officers, employees, agents, attorneys and affiliates, (ii) its financial advisors and other professional advisors who agree to maintain the confidentiality of such information; (ii) to any assignee or participant (or any prospective assignee or participant) in the Revolving Credit who agrees to maintain the confidentiality of such information; (iv) to any governmental authority having jurisdiction over the Lender; (v) in compliance with applicable law, rule or regulation, including in response to subpoena or legal process, or in connection with any litigation to which Lender is a party; or (vi) if any Suspension Event has occurred and is continuing, to the extent Lender may reasonably determine, such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the Lender's rights and remedies under this Agreement or under the Loan Documents.

       5.3.   IMMEDIATE NOTICE TO LENDER.

              (a) The Borrower shall provide the Lender with written notice immediately upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                     (i)    Any change in the Borrower's officers.

                     (ii) The completion of any physical count of the Borrower's Inventory (together with a copy of the results thereof certified by Borrower).

                     (iii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

                     (iv) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than Five (5) days following the day on which such rent is considered due.

                     (v) Any material change in the business, operations, or financial affairs of the Borrower.

                     (vi)   The occurrence of any Suspension Event.

                     (vii) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(d)).

                     (viii) Any litigation which, if determined adversely to the Borrower, would reasonably be expected to have a material adverse effect on the financial condition of the Borrower.

                     (ix) Any delay in the Borrower's meeting the timetable for its operations becoming Year 2000 Compliant as described on EXHIBIT 4-5 or maintaining such operations as Year 2000 Compliant, except where such delay or failure to so maintain will would not reasonably be expected to have a material adverse effect on the Borrower's operations.

              (b)    The Borrower shall:

                     (i) Provide the Lender, when so distributed, with copies of any materials distributed to the stockholders of the Borrower (QUA such stockholders).

                     (ii) Add the Lender as an addressee on all mailing lists maintained by or for the Borrower, other than such mailings as are expressly excluded or rejected by Lender.

                     (iii) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

                     (iv) Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

       5.4. BORROWING BASE CERTIFICATE. The Borrower shall provide the Lender by 11:30AM, daily, with a Borrowing Base Certificate (in the form of EXHIBIT 5-4 annexed hereto, as such form may be reasonably revised from time to time by the Lender). Such Certificate shall reflect inventory level adjustments rolling forward not less frequently than weekly. Such Certificate may be sent to the Lender by facsimile transmission, PROVIDED THAT the original thereof is forwarded to the Lender on the date of such transmission.

       5.5.   WEEKLY REPORTS.   Weekly, on Tuesday of each week (as of the
then immediately preceding week) the Borrower shall provide the Lender with an Inventory report (in such form as may be specified from time to time by the Lender ). Such report may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission.

       5.6.   MONTHLY REPORTS.

              (a) Monthly, the Borrower shall provide the Lender with original counterparts of the following (each in such form as the Lender from time to time may specify):

                     (i) Within Fifteen (15) days of the end of the previous month:

                            (A) An "Inventory Certificate" (signed by the Borrower's Chairman, Chief Financial Officer, or Vice President of Marketing concerning the Borrower's Inventory.

                            (B) JDA Inventory Print Out by Department. @ Cost & Retail.

                            (C)    Monthly Sales & Gross Margin % by Department.

                            (D)    JDA Purchase Query by Department.

                     (ii) Within Thirty (30) days of the end of the previous month:

                            (A)    Reconciliation of the above described
              Inventory Certificate (Section 5-6(a)(i)(A)) to Availability and to the general ledger as of the end of the subject month.

                            (B)    A Gross Margin Reconciliation.

                            (C) A schedule of purchases from the Borrower's ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Lender and shall include year to date cumulative purchases and an aging of payables to each such vendor.

                            (D) An aging of the Borrower's accounts payable or cash requirements.

                            (E)    A Store Activity Report.

                            (F) An internally prepared financial statement of the Borrower's financial condition the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan.

              (b) For purposes of Section 5-6(a)(i), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be May and for purposes of Section 5-6(a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be May.

       5.7.   QUARTERLY REPORTS.   Quarterly, within Forty Five (45) days
following the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Lender with an original counterpart of the Borrower's Form 10Q Report filed with the Security Exchange Commission.

       5.8.   ANNUAL REPORTS.

              (a) Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, cash flows, and the Borrower's Form 10K Report filed with the Security and Exchange Commision.

              (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrower's fiscal years or the date on which such accountants commence their work on the preparation of the Borrower's annual financial statement, the Borrower shall give written notice to such accountants (with a copy of such notice, when sent, to the Lender) that:

                     (i) Such annual financial statement will be delivered by the Borrower to the Lender.

                     (ii) It is the primary intention of the Borrower, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.

                     (iii) The Borrower has been advised that the Lender will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

              (c) Each annual statement shall be accompanied by such accountant's Certificate indicating that, in the preparation of such annual statement, such accountants did not conclude that any Suspension Event had occurred during the subject fiscal year (or if one or more had occurred, the facts and circumstances thereof).

       5.9.   OFFICERS' CERTIFICATES.   The Borrower shall cause the
Borrower's Chief Executive Officer or Chief Financial Officer respectively to provide such Person's Certificate with those monthly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

              (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, SUBJECT, HOWEVER to the following:

                     (i) usual year end adjustments and the absence of footnotes (this exception shall not be included in the Certificate which accompanies such annual statement).

                     (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5-12.

              (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

              (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5-12 hereof.

       5.10.  INVENTORIES, APPRAISALS, AND AUDITS.

              (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

              (b) The Borrower, at its own expense, shall cause not less than one (i) physical inventory plus three seasonal pack-away inventories (Halloween, Christmas and Easter) to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Lender's discretion) conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be satisfactory to the Lender.

                     (i) The Borrower shall provide the Lender with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) within twenty (20) days following the completion of such inventory.

                     (ii) The Borrower shall provide the Lender with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) to the Borrower's books and records within thirty (30) days following the completion of such inventory.

                     (iii) The Lender, in its discretion, following the occurrence of a Suspension Event, may cause such additional inventories to be taken as the Lender determines (each, at the expense of the Borrower).

              (c) Upon the Lender's request from time to time, the Borrower shall permit the Lender to obtain appraisals (in all events, at the Borrower's expense) conducted by such appraisers as are satisfactory to the Lender.

              (d) The Lender contemplates conducting Four (4) commercial finance audits (in each event, at the Borrower's expense) of the Borrower's books and records during any Twelve (12) month period during which this Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

              (e) The Lender from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Lender shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping.

       5.11.  ADDITIONAL FINANCIAL INFORMATION.

              (a) In addition to all other information required to be provided pursuant to this Article 5, the Borrower promptly shall provide the Lender (and any guarantor of the Liabilities), with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

              (b) The Borrower may provide the Lender, from time to time hereafter, with updated projections of the Borrower's anticipated performance and operating results.

              (c) In all events, the Borrower, no sooner than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrower's fiscal years, shall furnish the Lender with an updated and extended projection which shall go out at least through the end of the then next fiscal year.

              (d) Such updated and extended projections shall be prepared pursuant to a methodology and shall include such assumptions as are satisfactory to the Lender.

              (e) The Lender, following the receipt of any of such projections, may, but shall not be under any obligation to, provide its written sign-off on such projections (in which event, such Projections shall become the Business Plan) and if it provides such written sign-off, may by written notice to the Borrower, extend or revise the financial performance covenants included on EXHIBIT 5-12, annexed hereto.

              (f) In the event that the Lender does not provide its sign-off with respect to the updated and extended projections to be provided at year-end pursuant to Section 5-11(c), above, then the Lender, by written notice to the Borrower, may revise, roll-over, or extend, for the then coming fiscal year, the financial performance covenants applicable to the Borrower pursuant to Section 5-12 hereof by extrapolation from the Business Plan.

              (g) The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Lender may obtain, develop, or receive with respect to the Borrower is confidential to the Lender and that, except as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

       5.12.  FINANCIAL PERFORMANCE COVENANTS.   The Borrower shall at all times
observe and comply with those financial performance covenants set forth in the following subsections 5.12.1 and 5.12.2. Such financial performance covenants are subject to change, revision, roll over, and extension as provided in Section 5-11(e) and (f) hereof, and shall in any event be reset following the occurrence of the Capital Infusion Event. Compliance with such financial performance covenants shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Lender may determine the Borrower's compliance with such covenants based upon financial reports and statements provided by the Borrower to the Lender (whether or not such financial reports and statements are required to be furnished pursuant to this Agreement) as well as by reference to interim financial information provided to, or developed by, the Lender.


              5.12.1 TANGIBLE CAPITAL BASE. The Borrower shall not permit or suffer to exist a Tangible Capital Base, at any date, to be less than 85% of its projected Tangible Capital Base, as calculable from the Borrower's projections, and at such times as is set forth on the Business Plan set forth on EXHIBIT 5-12(a), annexed hereto and incorporated herein by reference.

              5.12.2 FIXED CHARGE COVERAGE RATIO The Borrower shall not permit or suffer to exist the ratio of its Cash Flow to its Contractual Obligations, calculated on a cumulative basis for the period January 30, 1999 through January 29, 2000, and on a trailing twelve month basis, tested quarterly, commencing with Borrower's fiscal quarter ending in July 1999, to be less than the amounts set forth in the attached EXHIBIT 5-12(b), annexed hereto and incorporated herein by reference, which amounts are based on the Business Plan.

ARTICLE  6 - USE AND COLLECTION OF COLLATERAL:

       6.1.   USE OF INVENTORY COLLATERAL.

              (a) The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of their Agreement.

              (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.

       6.2.   INVENTORY QUALITY.   All Inventory now owned or hereafter acquired
by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

       6.3. ADJUSTMENTS AND ALLOWANCES. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, PROVIDED, HOWEVER, the authority granted the Borrower pursuant to this Section 6-3 may be limited or terminated by the Lender at any time in the Lender's discretion.

       6.4.   VALIDITY OF ACCOUNTS.

              (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

              (b) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

              (c) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.

       6.5.   NOTIFICATION TO ACCOUNT DEBTORS.   The Lender shall have the right
at any time following the occurrence and continuation of a Suspension Event to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.


ARTICLE  7 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

       7.1    DEPOSITORY ACCOUNTS.

              (a) Annexed hereto as EXHIBIT 7-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

              (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of this Agreement:

                     (i) Notification, executed on behalf of the Borrower, to each depository institution with which any DDA is maintained (other than the Operating Account or any Local DDA), in form satisfactory to the Lender, of the Lender's interest in such DDA.

                     (ii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Lender with any depository institution at which both any DDA and the Operating Account is maintained.

                     (iii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Lender, with any depository institution at which a Blocked Account is maintained

              (c) The Borrower will not establish any DDA hereafter (other than a Local DDA) unless, contemporaneous with such establishment, the Borrower delivers to the Lender an agreement (in form satisfactory to the Lender) executed on behalf of the depository with which such DDA is being established.


       7.2.   CREDIT CARD RECEIPTS.

              (a) Annexed hereto as EXHIBIT 7-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

              (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Lender), which notice provides that payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Lender. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

       7.3.   THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS.

              (a) The following checking accounts have been or will be established (and are so referred to herein):

                     (i) The CONCENTRATION ACCOUNT: Established by the Lender with Richfield Bank & Trust Co.(interim) and BankBoston, N.A.

                     (ii) The BLOCKED ACCOUNT: Established by the Borrower with Richfield Bank & Trust Co,.

                     (iii) The OPERATING ACCOUNT: Established by the Borrower with Richfield Bank & Trust Co. (interim) and BankBoston, N.A.

              (b) The contents of each DDA (other than the Operating Account) and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Lender's property.

              (c)    The Borrower:

                     (i) Contemporaneous with the execution of this Agreement, shall provide the Lender with such agreement (generally referred to as a "Blocked Account Agreement") of the depository with which the Blocked Account is maintained as may be satisfactory to the Lender; and

                     (ii) Shall not establish any Blocked Account hereafter except upon not less than Thirty (30) days prior written notice to the Lender and the delivery to the Lender of a similar such agreement.

              (d) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the Lender or by any bank in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Lender).

       7.4.   PROCEEDS AND COLLECTION OF ACCOUNTS.

              (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrower for the Lender; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to the Blocked Account.

              (b) The Borrower shall cause the ACH or wire transfer to the Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of

                     (i) the then contents of each DDA (other than (A) any Local DDA and (B) the Operating Account), each such transfer to be net of any minimum balance, not to exceed $1000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained); and

                     (ii) the proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Lender on each Business Day on which any such transfer is made.

              (c) Whether or not any Liabilities are then outstanding, the Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $1000.00, as may be required to be maintained in the Blocked Account by the bank at which the Blocked Account is maintained.

              (d)    In the event that, notwithstanding the provisions of this
Section 7-4, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

       7.5.   PAYMENT OF LIABILITIES.

              (a) On each Business Day, the Lender shall apply, towards the Liabilities, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained.

              (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

                     (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, PROVIDED THAT notice of such deposit is available to the Lender by 2:00PM on that Business Day.

                     (ii) Funds paid to the Lender, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, PROVIDED THAT notice of such payment is available to the Lender by 2:00PM on that Business Day.

                     (iii) If notice of a deposit to the Concentration Account (Section 7-5(b)(i)) or payment (Section 7-5(b)(ii)) is not available to the Lender until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

                     (iv) All deposits to the Concentration Account and other payments to the Lender are subject to clearance and collection.

              (c) The Lender shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7-5(a), above (less those amount which are to be netted out, as provided therein) PROVIDED, HOWEVER, in the event that both
(i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Lender may establish a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's.

       7.6. THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrower upon, and other disbursements shall be made by the Borrower solely from, the Operating Account.


ARTICLE  8 - GRANT OF SECURITY INTEREST:

       8.1. GRANT OF SECURITY INTEREST. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

              (a)    All Accounts and accounts receivable.

              (b)    All Inventory.

              (c)    All General Intangibles.

              (d)    All Equipment*.

              (e)    All Goods*.

              (f) *EXCLUDING FIXTURES AND FURNITURE ASSOCIATED WITH LEASEHOLD IMPROVEMENTS AND REAL PROPERTY OWNED OR LEASED BY THE BORROWER, AND EXCLUDING EQUIPMENT THAT SUBSEQUENTLY BECOMES LEASED TO BORROWER IN ONE OR MORE CAPITAL LEASE TRANSACTIONS, PROVIDED THAT THE PROCEEDS OF ANY SALES OF SUCH EQUIPMENT ARE REMITTED TO LENDER FOR APPLICATION TO THE REVOLVING CREDIT.

              (g)    All Chattel Paper.

              (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

              (i) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

              (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing.(8-1(a) through 8-1(i)) or otherwise, subject to the prior rights, if any, of holders of Permitted Ecumbrances, with respect to Collateral or holders of Permitted Indebtedness on assets which do not comprise Collateral.

              (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8-1(a) through 8-1(i)), including the right of stoppage in transit.

              (l)    All Leasehold Interests.

       8.2. EXTENT AND DURATION OF SECURITY INTEREST. The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by the

Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender.

ARTICLE 9 - LENDER AS BORROWER'S ATTORNEY-IN-FACT:

       9.1.   APPOINTMENT AS ATTORNEY-IN-FACT.   The Borrower hereby irrevocably
constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender, such power to be exercised by Lender only upon the occurrence and during the continuation of a Suspension Event or Event of Default. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:

              (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

              (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

              (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

              (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of

Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

              (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

              (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

              (g) Use, license or transfer any or all General Intangibles of the Borrower.

       9.2-.  NO OBLIGATION TO ACT.   The Lender shall not be obligated to
do any of the acts or to exercise any of the powers authorized by Section 9-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.


ARTICLE 10 - EVENTS OF DEFAULT:

       The occurrence of any event described in this Article 10 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 10-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

       10.1.  FAILURE TO PAY REVOLVING CREDIT.   The failure by the Borrower to
pay any amount when due under the Revolving Credit.


       10.2.  FAILURE TO MAKE OTHER PAYMENTS.    The failure by the Borrower to
pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.


       10.3.  FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD).    The
failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in
Section 10-1 or Section 10-2 hereof, and included in any of the following provisions hereof:

              Section        Relates to            :
              -------        -----------------------
              4-6                Location of Collateral
              4-7                Title to Assets
              4-8                Indebtedness
              4-9                Insurance Policies
              4-14               Pay taxes
              4-23               Affiliate Transactions
              4-24               Additional Assurances
              6-1                Use of Collateral
              Article 5          Reporting Requirements and Financial Covenants
              Article 7          Cash Management

       10.4.  FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).    The
failure by the Borrower, upon Ten (10) days written notice by the Lender , to cure the Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Sections 10-1, 10-2, or 10-3 hereof.

       10.5.  MISREPRESENTATION.   The determination by the Lender that any
representation or warranty at any time made by the Borrower to the Lender, was not true or complete in all material respects when given.

       10.6.  ACCELERATION OF OTHER DEBT. BREACH OF LEASE.   The occurrence of
any event such that any Indebtedness of the Borrower in excess of $200,000 to any creditor other than the Lender could be accelerated or, without the consent of the Borrower, any Lease could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

       10.7. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach or default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises and the failure of the Borrower to obtain a waiver or to cure such default within the applicable cure period (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

       10.8.  UNINSURED CASUALTY LOSS.    The occurrence of any uninsured loss,
theft, damage, or destruction of or to any material portion of the Collateral.

       10.9.  JUDGMENT.  RESTRAINT OF BUSINESS.

              (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant.

              (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from or otherwise stayed (with execution or similar process stayed) within the applicable appeals period.

              (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

       10.10. BUSINESS FAILURE.   Any act by, against, or relating to the
Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of the Borrower of the liquidation or winding up of all or any part of the Borrower's business or operations.

       10.11. BANKRUPTCY.   The failure by the Borrower to generally pay the
debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within thirty (30) days of when filed.

       10.12. DEFAULT BY GUARANTOR OR CERTAIN RELATED ENTITIES.   The
occurrence of any of the foregoing Events of Default with respect to any guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent (meaning an entity holding eighty percent (80%) or more of the common stock of the Borrower), or subsidiary, as if such guarantor, subsidiary or parent were the "Borrower" described therein.

       10.13. INDICTMENT - FORFEITURE.   The indictment of, or institution of
any legal process or proceeding against, the Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

       10.14. TERMINATION OF GUARANTY. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

       10.15. CHALLENGE TO LOAN DOCUMENTS.

              (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

              (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

       10.16. EXECUTIVE MANAGEMENT.   The death, disability, or failure of
any of Yale T. Dolginow, Chairman and Chief Executive Officer at any time to exercise that authority and discharge those management responsibilities with respect to the Borrower as are exercised and discharged by such Person at the execution of this Agreement, and if, within sixty (60) days from the date of the death, disability or failure of such Person, a management team that is satisfactory to Lender in its sole discretion has assumed those management responsibilities.


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       10.17. CHANGE IN CONTROL.   Any Change in Control.


ARTICLE 11.- RIGHTS AND REMEDIES UPON DEFAULT:

       In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter during the continuance thereof. No stay which otherwise might be imposed pursuant to
Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Lender's exercise of any of such rights and remedies.

       11.1.  RIGHTS OF ENFORCEMENT.    The Lender shall have all of the
rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

              (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

              (b)    To take possession of all or any portion of the Collateral.

              (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

              (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

              (e) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

              (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

       11.2.  SALE OF COLLATERAL.


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

              (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

              (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

              (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

              (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

              (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Lender on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Lender.


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

              (f) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Lender determines.


       11.3.  OCCUPATION OF BUSINESS LOCATION.   In connection with the Lender's
exercise of the Lender's rights under this Article 11, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender. The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.


       11.4.  GRANT OF NONEXCLUSIVE LICENSE.   The Borrower hereby grants to
the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.


       11.5.  ASSEMBLY OF COLLATERAL.    The Lender may require the Borrower to
assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.


       11.6.  RIGHTS AND REMEDIES.    The rights, remedies, powers,
privileges, and discretions of the Lender hereunder (herein, the "LENDER'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or

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

constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.



ARTICLE 12 - NOTICES:


       12.1.  NOTICE ADDRESSES.    All notices, demands, and other
communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:


If to the Lender:
                            BankBoston Retail Finance Inc.
                            40 Broad Street
                            Boston, Massachusetts 02109
                            Attention     :  Michael Murray, Director
                            Fax           :  617 434-4339


WITH A COPY TO:

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

                            Stroock & Stroock & Lavan LLP
                            100 Federal Street
                            Boston, Ma 02110
                            Attention     :  Peter  J. Antoszyk, Esquire

                            Fax           :  (617)-330-5111


If to the Borrower:
                            Paper Warehouse, Inc.
                            7630 Excelsior Boulevard
                            Minneapolis, MN 55426
                            Attention     :  Cheryl W. Newell, Chief Financial
                                                 Officer
                            Fax           (612)-936-7889


WITH A COPY TO:
                            Oppenheimer, Wolff & Donnelly, LLP
                            45 South Seventh Street
                            Suite 3400
                            Minneapolis, Mn.  55402 -1609
                            Attention     :  Christopher M. Scotti, Esquire
                            Fax:          :  .(612) 607-7798.............



       12.2.  NOTICE GIVEN.

              (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                     (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

                     (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                     (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

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

                     (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

              (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.



ARTICLE 13 - TERM:


       13.1.  TERMINATION OF REVOLVING CREDIT.   The Revolving Credit shall
remain in effect (subject to suspension as provided in Section 2-4(i) hereof) until the Termination Date.


       13.2.  EFFECT OF TERMINATION.   On the Termination Date, the Borrower
shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any then remaining installments of the Commitment Fee; any then remaining balance of the Facility Fee; any accrued and unpaid Line Fee; and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible; and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Lender . Until such payment, all provisions of this Agreement, other than those contained in Article 2 which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full.
The release by the Lender of the security and other collateral interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may require.



ARTICLE 14 - GENERAL:

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

       14.1.  PROTECTION OF COLLATERAL.   The Lender has no duty as to the
collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

       14.2.  SUCCESSORS AND ASSIGNS.     This Agreement shall be binding upon
the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns PROVIDED, HOWEVER, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

       14.3.  SEVERABILITY.    Any determination that any provision of this
Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.


       14.4.  AMENDMENTS.  COURSE OF DEALING.

              (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in

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

the manner by which Availability is determined shall obligate the Lender to continue to determine Availability in that manner.

              (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.


       14.5.  POWER OF ATTORNEY.   In connection with all powers of attorney
included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender.


       14.6.  APPLICATION OF PROCEEDS.   The proceeds of any collection, sale,
or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.


       14.7.  LENDER'S COSTS AND EXPENSES.

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

              (a) The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all costs and expenses of the Lender which relate to the credit facility contemplated hereby.

              (b) The Borrower authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

              (c) The undertaking on the part of the Borrower in this Section 14-7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 14-7.


       14.8.  COPIES AND FACSIMILES.   This Agreement and all documents which
relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.


       14.9.  MASSACHUSETTS LAW.   This Agreement and all rights and obligations
hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.


       14.10. CONSENT TO JURISDICTION.

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

              (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

              (b) The Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Borrower at the Borrower's address for notices as specified herein, such service to become effective five
(5) Business Days after such mailing.

              (c) The Borrower WAIVES any objection based on FORUM NON CONVENIENS and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

              (d) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

              (e) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.


       14.11. INDEMNIFICATION.     The Borrower shall indemnify, defend, and
hold the Lender and any employee, officer, or agent of the Lender (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of

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

any other guarantor or endorser of the Liabilities Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this
Section 14-11.


       14.12. RULES OF CONSTRUCTION.      The following rules of construction
shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

              (a) Words in the singular include the plural and words in the plural include the singular.

              (b) Titles, headings (indicated by being UNDERLINED or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

              (c)    The words "includes" and "including" are not limiting.

              (d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

              (e) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.

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

              (f) Text which is shown in ITALICS, shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

              (g)    The words "may not" are prohibitive and not permissive.

              (h)    The word "or" is not exclusive.

              (i) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

              (j) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

              (k)    The symbol "$" refers to United States Dollars.

              (l) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

              (m) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

              (n) Except as otherwise specifically provided, all references to time are to Boston time.

              (o) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

                     (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and
       (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

                     (ii)   The word "from" means "from and including".

                     (iii) The words "to" and "until" each mean "to, but excluding".

                     (iv)   The work "through" means "to and including".

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

              (p) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14-13 hereof, PROVIDED, HOWEVER, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.


       14.13. INTENT. It is intended that:

              (a)    This Agreement take effect as a sealed instrument.

              (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Lender.

              (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

              (d) All reasonable costs and expenses incurred by the Lender in connection with the Lender's relationship(s) with the Borrower shall be borne by the Borrower.

              (e) Unless otherwise explicitly provided herein, the Lender's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Lender in its sole discretion and without reference to Section 2-15 hereof.


       14.14. RIGHT OF SET-OFF.    Any and all deposits or other sums at any
time credited by or due to the Borrower from the Lender or any participant (a "PARTICIPANT") in the credit facility contemplated hereby or any from any Affiliate of the Lender or any Participant and any cash, securities, instruments or other property of the Borrower in the possession of the Lender any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Lender or any Participant or any such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any Participant or any such Affiliate.


       14.15. MAXIMUM INTEREST RATE.   Regardless of any provision of any
Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on

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

any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

       14.16. WAIVERS.

              (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 14-16(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

              (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                     (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                     (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

                     (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                     (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be

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

       imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Lender may or may become entitled to take hereunder.

                     (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                     (vi) Any claim to consequential, special, or punitive damages.


                                              PAPER WAREHOUSE, INC.
                                              ("BORROWER")

                                              By     /s/  YALE T. DOLGINOW
                                                ------------------------------
                                                Yale T. Dolginow, Chairman and
                                                 Chief Executive Officer


                                            PAPER FRANCHISING WAREHOUSE, INC.
                                                                  ("BORROWER")
                                              By     /s/  Yale T. Dolginow
                                                ------------------------------
                                                Yale T. Dolginow, Chairman and
                                                 Chief Executive Officer


                                                BANKBOSTON RETAIL FINANCE INC.
                                                                    ("LENDER")

                                              By     /s/  Michael Murray
                                                ------------------------------
                                                Michael Murray, Director

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